UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 24, 2020

Pennsylvania Real Estate Investment Trust

(Exact Name of Registrant as Specified in its Charter)

Pennsylvania	1-6300	23-6216339
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

One Commerce Square 2005 Market Street, Suite 1000 Philadelphia, Pennsylvania	19103
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (215) 875-0700

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Shares of Beneficial Interest, par value $1.00 per share	PEI	New York Stock Exchange
Series B Preferred Shares, par value $0.01 per share	PEIPrB	New York Stock Exchange
Series C Preferred Shares, par value $0.01 per share	PEIPrC	New York Stock Exchange
Series D Preferred Shares, par value $0.01 per share	PEIPrD	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 24, 2020, the Executive Compensation and Human Resources Committee (the “Compensation Committee”) of the Board of Trustees of Pennsylvania Real Estate Investment Trust (the “Company”) took several actions regarding executive compensation.

2020 Annual Incentive Compensation Plan

The Compensation Committee approved the Company’s 2020 annual cash incentive plan for employees at the level of director or above. The Company’s Chief Executive Officer, Chief Financial Officer and certain other executive officers (collectively, the “Executive Officers”) are all eligible to receive performance-based bonuses under the plan. Payments pursuant to the plan, if any, will be made after the Company’s results for 2020 are determined.

Under the plan, the Compensation Committee approved threshold (i.e., minimum), target and outperformance (i.e., maximum) annual cash incentive opportunity levels, expressed as a percentage of base salary, that the Executive Officers are eligible to receive.

The level of the award that each of the Executive Officers is eligible to receive will depend upon the Company’s 2020 Funds From Operations (“FFO”) per share, achievement of strategic objectives, same-store net operating income growth, the Company’s leverage and individual performance evaluations. FFO is a commonly used measure of operating performance in the real estate industry, and the Company computes FFO in accordance with standards established by the National Association of Real Estate Investment Trusts.

The following table sets forth the award threshold, target and outperformance levels for the Executive Officers under the plan, expressed as a percentage of base salary:

	Incentive Award Opportunity as a Percentage of Base Salary
Name	Threshold	Target	Outperformance
Joseph F. Coradino	70%	140%	280%
Mario C. Ventresca, Jr.	37.5%	75%	150%
Heather I. Crowell	30%	60%	120%
Lisa M. Most	30%	60%	120%
Joseph J. Aristone	30%	60%	120%
Andrew M. Ioannou	30%	60%	120%

2020-2022 Equity Award Program

The Compensation Committee approved the 2020-2022 Equity Award Program design (the “Program”), under which long term incentive awards may be made to certain key employees.

Having approved the Program, the Compensation Committee made long term incentive plan awards in the form of performance-based restricted share units (“RSUs”) and restricted shares to the Company’s Executive Officers, and to certain other employees. The awards made to the Executive Officers were evenly divided between performance-based RSUs and time-based restricted shares.

The grants of RSUs and restricted shares were made pursuant to the Pennsylvania Real Estate Investment Trust 2018 Equity Incentive Plan (the “2018 Equity Incentive Plan”). The 2018 Equity Incentive Plan was filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on June 1, 2018, and is incorporated herein by reference.

Performance-Based RSUs

Under the Program, the number of common shares to be issued by the Company with respect to the RSUs, if any, depends on the Company’s performance in certain operating performance measures and a modification based on total shareholder return (“TSR”) for the three-year period beginning January 1, 2020 and ending on the earlier of December 31, 2022 or the date of a change in control of the Company (the “Measurement Period”).

Operating Performance Measures. The preliminary number of common shares to be issued by the Company with respect to the RSUs awarded is based on a multiple determined by achievement of certain specified operating performance measures during the Measurement Period. These performance measures, the three-year core mall non-anchor occupancy and the three-year fixed charge coverage ratio, are each weighted 50%. The Committee approved minimum, target and maximum performance levels for both measures. For all participants, the minimum performance level will have a 0.5 multiplier, the target performance level will have a 1.0 multiplier and the maximum performance level will have a 2.0 multiplier.

TSR Modifier. The preliminary number of common shares to be issued by the Company as determined under the operating performance goals will be adjusted, upwards or downwards, depending on the Company’s TSR performance over the Measurement Period relative to the TSR performance of other real estate investment trusts comprising a leading index of retail real estate investment trusts (the “Index REITs”). If the Company’s TSR performance over the Measurement Period is below the 25th percentile of the Index REITs, then 80% of the preliminary number of shares will be earned. If the Company’s TSR during the Measurement Period is equal to or above the 25th percentile of the Index REITs, then a number of shares ranging from 80% up to 100% (at the 50th percentile) or a maximum of 120% (at the 75th percentile and greater) of the preliminary number of shares will be earned. If the Company’s TSR during the Measurement Period is above the 25th percentile of the Index REITs, and below the 50th percentile, then the adjustment to the preliminary number of shares earned will be determined by linear interpolation between 80% at the 25th percentile and 100% at the 50th percentile. Similarly, if the Company’s TSR during the Measurement Period is above the 50th percentile of the Index REITs, and below the 75th percentile, then the adjustment to the preliminary number of shares earned will be determined by linear interpolation between 100% at the 50th percentile and 120% at the 75th percentile. If the Company’s TSR during the Measurement Period is equal to or above the 75th percentile of the Index REITs, then a number of shares equal to 120% of the preliminary number of shares will be earned.

Dividends on the Company’s common shares are deemed to also be paid with respect to RSUs and are credited to the RSU accounts and applied to “acquire” more RSUs for the account of the Executive Officer at the 20-day average closing price per common share ending on the dividend payment date. Awards will be paid in common shares in an amount based on the number of RSUs in the recipient’s account at the end of the Measurement Period. Participants in the Program may elect to defer receipt of common shares earned.

The following table sets forth information regarding RSUs granted to the Executive Officers pursuant to the Program, with one half of such award allocated to the relative TSR goals and one half allocated to the absolute TSR goals:

Name	Number of RSUs	Dollar Value
Joseph F. Coradino	344,968	$1,354,688
Mario C. Ventresca, Jr.	85,943	337,500
Heather I. Crowell	50,929	200,000
Lisa M. Most	50,929	200,000
Joseph J. Aristone	50,929	200,000
Andrew M. Ioannou	50,929	200,000

Restricted Shares

With respect to the portion of the long-term incentive awards made in the form of time-based restricted shares, these shares generally will vest in three equal annual installments commencing on February 15, 2021, subject to continued employment. During the period that the restricted shares have not vested, the recipient is entitled to vote the shares and to receive an amount equal to the dividends that would have been paid on the shares if they had vested at the grant date.

The following table sets forth the number of restricted shares granted to the Executive Officers:

Name	Number of Restricted Shares	Dollar Value
Joseph F. Coradino	344,968	$1,354,688
Mario C. Ventresca, Jr.	85,943	337,500
Heather I. Crowell	50,929	200,000
Lisa M. Most	50,929	200,000
Joseph J. Aristone	50,929	200,000
Andrew M. Ioannou	50,929	200,000

Additional Holding Period

Each Executive Officer who receives shares pursuant to the RSUs or restricted shares is required to hold such shares for a minimum of one year from the date such shares are received or become vested.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PENNSYLVANIA REAL ESTATE INVESTMENT TRUST

Date: February 28, 2020	By:	/s/ Lisa M. Most
Lisa M. Most
Executive Vice President, Secretary and General Counsel